EXHIBIT 10.1

AMENDMENT NO. 1 TO
STOCKHOLDERS AGREEMENT

Reference is made to the Stockholders Agreement (the “Stockholders Agreement”), dated as of April 9, 2013, by and among Taylor Morrison Home Corporation, a Delaware corporation (the “Company”), TPG TMM Holdings II, L.P., a Cayman Islands limited partnership (together with its Affiliates, “TPG”), OCM TMM Holdings II, L.P., a Cayman Islands limited partnership (together with its Affiliates, “Oaktree”), JHI Holding Limited Partnership, a British Columbia limited partnership (together with its Affiliates, “JHI”), and any additional parties who have executed a counterpart signature page thereto.

This amendment to the Stockholders Agreement (this “Amendment”) is made as of March 6, 2014.  The terms of this Amendment shall have an effective date of March 6, 2014.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Stockholders Agreement.

WHEREAS, in accordance with Section 3.1(a) of the Stockholders Agreement, the Board is currently comprised of eleven (11) directors, including three (3) TPG Directors, three (3) Oaktree Directors, one (1) JHI Director, two (2) Unaffiliated Directors and one (1) 90-Day Unaffiliated Director;

WHEREAS, Section 3.1(f) of the Stockholders Agreement provides that, for so long as any Principal Sponsor has the right to designate at least one (1) director for nomination under the Stockholders Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed eleven (11) (provided that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations);

WHEREAS, the Company wishes to appoint a twelfth director promptly following the effective date of this Amendment, and the parties hereto wish to amend certain provisions with respect to the composition of the Board in order to permit such appointment;

WHEREAS, Section 4.7(a) of the Stockholders Agreement provides that the Stockholders Agreement may be amended, modified or waived, in whole or in part, at any time by an instrument in writing signed by each of the Principal Sponsors with respect to which the Stockholders Agreement is not terminated, subject to certain exceptions neither of which is applicable to the circumstances of this Amendment; and

WHEREAS, the parties hereto desire to amend the terms of the Stockholders Agreement as set forth below;

NOW, THEREFORE, in consideration of the premise, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

SECTION 1.  Amendment to Section 1.1.  Section 1.1 is hereby amended to delete the following definition:

“90-Day Unaffiliated Director” has the meaning set forth in Section 3.1(a).

SECTION 2.  Amendment to Section 1.1.  Section 1.1 is hereby amended to add the following definitions:

“Additional Principal Sponsor Director” shall mean the individual designated as such by the applicable Principal Sponsor.

“Principal Sponsor Director” shall mean the individual designated as such either by both Principal Sponsors or by one Principal Sponsor in accordance with the terms of this Agreement.

“Sponsor Certification” has the meaning set forth in Section 3.1(f)(ii).

SECTION 3.   Amendment to Section 3.1(b).  Section 3.1(b) is hereby deleted and replaced in its entirety to read as follows:

“Principal Sponsor Representation.  For so long as a Principal Sponsor holds a number of shares of Common Stock representing at least the percentage of shares of Common Stock held by such Principal Sponsor as of the closing of all of the transactions contemplated by the Underwriting Agreement and the Put/Call Agreement shown below, there shall be included in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by such Principal Sponsor (each, a “Principal Sponsor Designee”) that, if elected, will result in such Principal Sponsor having the number of directors serving on the Board that is shown below.

Percent	Number of Directors
50% or greater	3
Less than 50% but greater than or equal to 10%	2
Less than 10% but greater than or equal to 5%	1

Upon any decrease in the number of directors that a Principal Sponsor is entitled to designate for election to the Board, such Principal Sponsor shall take all Necessary Action to cause the appropriate number of Principal Sponsor Designees to offer to tender resignation. If such resignation is then accepted by the Board, the Company and the Stockholders shall cause the authorized size of the Board to be reduced accordingly unless the Company with Requisite Investor Approval determines not to reduce the authorized size of the Board.

In addition, for so long as each Principal Sponsor holds a number of shares of Common Stock representing at least fifty percent (50%) of the shares of Common Stock held by such Principal Sponsor as of the closing of all of the transactions contemplated by the Underwriting Agreement and the Put/Call Agreement, subject to the terms of the following paragraph, the Principal Sponsors shall have the right on or after March 6, 2014 to jointly designate a Principal Sponsor Director for inclusion in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected.  A Principal Sponsor Director shall be assigned to the class of directors to be elected at the Company’s annual meeting that is latest to occur of the then existing classes of directors.

Notwithstanding anything to the contrary set forth in the paragraph above, if a Principal Sponsor certifies to the Company at a time when the Principal Sponsors could otherwise designate a Principal Sponsor Director for inclusion in the slate of nominees recommended by the Board for election to the Board (i) that one or both Principal Sponsors desire to include a Principal Sponsor Director in such slate of nominees but (ii) that the Principal Sponsors cannot agree on the identity of the Principal Sponsor Director, the certifying Principal Sponsor shall have the right to designate the Principal Sponsor Director for inclusion in such slate of nominees.  In such case, the other Principal Sponsor shall have the right to designate an Additional Principal Sponsor Director for inclusion in such slate of nominees.  The Additional Principal Sponsor Director shall be assigned to the class of directors to be elected at the Company’s annual meeting that is second to occur of the then existing classes of directors.

If there is a Principal Sponsor Director or Additional Principal Sponsor Director in office the first time any Principal Sponsor no longer holds a number of shares of Common Stock representing at least fifty percent (50%) of the shares of Common Stock held by such Principal Sponsor as of the closing of all of the transactions contemplated by the Underwriting Agreement and the Put/Call Agreement, the Principal Sponsors (or, if applicable, the designating Principal Sponsor) shall take all Necessary Action to cause the Principal Sponsor Director to tender his or her resignation, and, if applicable, the designating Principal Sponsor shall take all Necessary Action to cause the Additional Principal Sponsor Director  to tender his or her resignation.  If any such resignation is then accepted by the Board, the Company and the Stockholders shall cause the authorized size of the Board to be reduced accordingly unless the Company with Requisite Investor Approval determines not to reduce the authorized size of the Board.

SECTION 4.  Amendment to Section 3.1(e).  Section 3.1(e) is hereby deleted and replaced in its entirety as follows:

“Vacancies.  Except as provided in Sections 3.1(b), 3.1(c) or 3.1(f), (i) each Investor shall have the exclusive right to remove its designees from the Board, and the Company and the Principal Sponsors shall take all Necessary Action to cause the removal of any such designee at the request of the designating Investor and (ii) each Investor shall have the exclusive right to designate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of its designees to the Board, and the Company and the Principal Sponsors shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by such designating Investor as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, no Investor shall have the right to designate a replacement director, and the Company and the Principal Sponsors shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors designated by such Investor in excess of the number of directors that such Investor is then entitled to designate for membership on the Board pursuant to Section 3.1(b) or Section 3.1(c), as applicable; provided, further, that any Principal Sponsor Director jointly designated by the Principal Sponsors pursuant to Section 3.1(b) or 3.1(f) may only be removed at the direction of the Principal Sponsors acting jointly, and any resulting vacancy may only be filled pursuant to Section 3.1(b) or Section 3.1(f).  If the Chief Executive Officer resigns or is terminated for any reason, the Company, the Chief Executive Officer and the Principal Sponsors shall take all Necessary Action to remove the Chief Executive Officer from the Board and fill such vacancy with the next Chief Executive Officer in office.

SECTION 5.  Amendment to Section 3.1(f).  Section 3.1(f) is hereby deleted and replaced in its entirety to read as follows:

“Board Size / Additional Directors.

i.
For as long as the Principal Sponsors have the right to include a Principal Sponsor Director in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, the Company shall take all Necessary Action on and after March 6, 2014 (A) to retain at least one (1) vacancy on the Board until such time as one or both Principal Sponsors determine to fill such vacancy (either pursuant to this Section 3.1(f) or pursuant to Section 3.1(b)), and (B) to cause any such vacancy to be filled by the individual designated as a Principal Sponsor Director either by both Principal Sponsors within five (5) business days of such joint designation (or by one Principal Sponsor pursuant to Section 3.1(b) or Section 3.1(f)(ii)).

ii.
For so long as any Principal Sponsor has the right to designate at least one (1) director for nomination under this Agreement, the Company will take all Necessary Action to ensure that the number of directors serving on the Board shall not exceed thirteen (13); provided, that the number of directors may be increased if necessary to satisfy the requirements of applicable laws and stock exchange regulations; provided, further, that if at any time when each Principal Sponsor holds a number of shares of Common Stock representing at least fifty percent (50%) of the shares of Common Stock held by such Principal Sponsor as of the closing of all of the transactions contemplated by the Underwriting Agreement and the Put/Call Agreement, either of the Principal Sponsors certifies to the Company (with a copy to the other Principal Sponsor) that the Principal Sponsors cannot jointly agree on the designation of the Principal Sponsor Director (a “Sponsor Certification”), (A) the Company will take all Necessary Action, within ten (10) business days following receipt by the Company of such Sponsor Certification, to cause the size of the Board to be increased to fourteen (14), (B) the certifying Principal Sponsor shall, upon receipt by the Company and the other Principal Sponsor of such Sponsor Certification,  have the sole right to designate the Principal Sponsor Director to fill the vacancy on the Board referenced in Section 3.1(f)(i) and may notify the Company of its designee in the Sponsor Certification or any time thereafter, (C) the other Principal Sponsor shall have the sole right to designate the Additional Principal Sponsor Director to fill the vacancy resulting from the increase in the size of the Board to fourteen (14) and may notify the Company of its designee any time after such Principal Sponsor’s receipt of the Sponsor Certification, (D) the Company will take all Necessary Action to cause the simultaneous appointment of the Principal Sponsor Director and the Additional Principal Sponsor Director to the Board within ten (10) business days following receipt by the Company of the Sponsor Certification to the extent that the Company has been notified of the applicable designee(s) within five (5) business days following receipt by the Company of the Sponsor Certification, and (E) the Company will otherwise take all Necessary Action to cause the appointment of the Principal Sponsor Director or Additional Principal Sponsor Director to the Board within ten (10) business days following notification to the Company of the applicable designee by the applicable Principal Sponsor.

iii.
For as long as the Principal Sponsors have the right to include a Principal Sponsor Director in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, any vacancy created by reason of death, removal or resignation of any Principal Sponsor Director or Additional Principal Sponsor Director shall be filled by the Principal Sponsors acting jointly (to the extent jointly designated by the Principal Sponsors and subject to Section 3.1(b) and the second proviso of Section 3.1(f)(ii) in the case of disagreement) or the Principal Sponsor that designated such Principal Sponsor Director or Additional Principal Sponsor Director, as applicable, and the Company and the Principal Sponsors shall take all Necessary Action to cause any such vacancy to be filled by replacement directors designated by such designating Principal Sponsor(s) as promptly as reasonably practicable.”

SECTION 6.  Counterparts.  This Amendment may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.  Counterpart signature pages to this Amendment may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

SECTION 7.  Governing Law. THIS AMENDMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

SECTION 8.  Jurisdiction.  ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AMENDMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF BOTH SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.  ANY ACTIONS OR

PROCEEDINGS TO ENFORCE A JUDGMENT ISSUED BY ONE OF THE FOREGOING COURTS MAY BE ENFORCED IN ANY JURISDICTION.

SECTION 9.  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AMENDMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY STOCKHOLDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Sheryl D. Palmer
	Name:	Sheryl D. Palmer
	Title:	President and CEO

[Signature Page to Amendment No. 1 to Stockholders Agreement]

TPG TMM HOLDINGS II, L.P.

By:	TPG TMM Holdings II GP, ULC, its general partner

By:	/s/ Ronald Cami
	Name:	Ronald Cami
	Title:	Vice President and Secretary

[Signature Page to Amendment No. 1 to Stockholders Agreement]

OCM TMM HOLDINGS II, L.P.

By:	OCM TMM Holdings II GP, ULC, its general partner

By:	/s/ Kenneth Liang
	Name:	Kenneth Liang
	Title:	Authorized Signatory

By:	/s/ Emily Stephens
	Name:	Emily Stephens
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Stockholders Agreement]